UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):	May 10, 2007

THE CERTO GROUP CORP.
(Exact name of registrant as specified in its charter)

Delaware	002-99080	11-2820379
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

201 Circle Drive North, Building 112, Piscataway, New Jersey 08854
(Address of principal executive offices) (zip code)

(732) 356-9555
(Registrant's telephone number, including area code)

Copies to:
Marc J. Ross, Esq.
Yoel Goldfeder, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant's Certifying Accountant.

Effective May 10, 2007, our board of directors has approved the appointment of, and we engaged, Demetrius & Co., LLC as our new independent registered public accounting firm.

Prior to engaging Demetrius & Co., LLC, we did not consult Demetrius & Co., LLC regarding either:

1.
the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to our company nor oral advice was provided by Demetrius & Co., LLC that was an important factor considered by our company in reaching a decision as to the accounting, auditing or financial reporting issue; or

2.
any matter that was either the subject of disagreement or event, as defined in Item 304(a)(1)(iv)(A) of Regulation S-B and the related instruction to Item 304 of Regulation S-B, or a reportable event, as that term is explained in Item 304(a)(1)(iv)(A) of Regulation S-B.

Prior to engaging Demetrius & Co., LLC, Demetrius & Co., LLC has not provided our company with either written or oral advice that was an important factor considered by our company in reaching a decision to engage Demetrius & Co., LLC.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective May 11, 2007, John Lepore was appointed as Executive Vice President and Chief Operating Officer by the Board of Directors of the Company. As Executive Vice President and Chief Operating Officer, Mr. Lepore shall receive a salary of $125,000 per year.

Mr. Lepore has served as the Executive Vice President and Chief Operating Officer of The Certo Group, LLC, our wholly-owned subsidiary, since July 2001. Prior to that, from 1999 through 2001, Mr. Lepore was the Chief Executive Officer of Sierra Inc., a food services management company which he found. From 1984 through 1998 Mr. Lepore was the President and Chief Executive Officer of Food Concepts, Inc., a food service management company. Mr. Lepore received a B.A. in Marketing/Advertising from the University of Rhode Island in 1963 and has been a featured speaker at Johnson and Wales University and other culinary institutes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Certo Group Corp.

Date: May 15, 2007	By:	/s/ Dominic Certo
Name: Dominic Certo Title: Chief Executive Officer